Exhibit 99.1

The fees and expenses to be incurred by HCP, Inc. relating to the registration and offering of $600,000,000 aggregate principal amount of 4.000% Senior Notes due 2022 pursuant to a Registration Statement on Form S-3 (File No. 333-205241) and a related prospectus supplement filed with the Securities and Exchange Commission on November 24, 2015, are estimated to be as follows:

Estimated Fees and Expenses
SEC registration fee	$60,000
Legal fees and expenses	530,000
Accounting fees and expenses	30,000
Printing fees	16,000
Rating agency fees	1,047,000
Total expenses	$1,683,000